EXHIBIT 5.18
[Letterhead of Loyens & Loeff Avocats à la Cour]
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
New Zealand Auckland 1140
and the addresess listed in Schedule 1 of this legal opinion (the Opinion)
(the Addressees)
January 23, 2012
Dear Sirs,
Form F-4 Registration Statement (the Registration Statement) under the Securities Act of 1933 (the Act) — 7.75% Senior Secured Notes due 2016, 8.50% Senior Secured Notes due 2018, 7.125% Senior Secured Notes due 2019, 9.0000% Senior Notes due 2019, 6.875% Senior Secured Notes due 2021, 8.250% Senior Notes due 2021, 7.875% Senior Secured Notes due 2019 and 9.875% Senior Notes due 2019 (together the Notes)
1.	Introduction

We have acted as Luxembourg counsel for (i) Reynolds Group Issuer (Luxembourg) S.A., a Luxembourg public limited liability company (société anonyme) with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 148.957 (Lux Issuer) (ii) Beverage Packaging Holdings (Luxembourg) I S.A., a Luxembourg public limited liability Companies (société anonyme) with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the RCS under number B 128.592 (BPH I), (iii) Beverage Packaging Holdings (Luxembourg) III S.à r.l., a Luxembourg private limited liability Companies (société à responsabilité limitée) with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the RCS under number B 128.135 (BPH III) and (iv) Evergreen Packaging (Luxembourg) S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the RCS under number B 152662 (Evergreen and, together with Lux Issuer, BPH I and BPH III, the Companies and, individually, a Company) in connection with the entry by the Companies into the Transaction Documents (as defined below).

2.	Scope of Inquiry

2.1.	For the purpose of this Opinion, we have examined an executed copy of the documents listed as Schedule 2 of this Opinion (the Transaction Documents).

A reference to the Transaction Documents made in respect of a Company is a reference to such Transaction Documents to which such Company is a party.

2.2.	We have also examined a copy of the corporate documents listed in Schedule 3 attached hereto.

3.	Assumptions

We have assumed the following:

3.1.	the genuineness of all signatures, stamps and seals of the persons purported to have signed the relevant documents;

3.2.	the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

3.3.	all factual matters and statements relied upon or assumed in this Opinion are and were true and complete on the date of execution of the Transaction Documents (and any documents in connection therewith);

3.4.	the Companies have their central administration (administration centrale) and, for the purposes of the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings (the EU Insolvency Regulation), the centre of their main interests (centre des intérêts principaux) at the place of their registered office (siège statutaire) in Luxembourg and have no establishment (as defined in the EU Insolvency Regulation) outside Luxembourg;

3.5.	the due compliance by the Companies with, and adherence to, the provisions of the Luxembourg law dated May 31, 1999 concerning the domiciliation of companies, as amended;

3.6.	if the Notes are offered in Luxembourg they will be issued, offered, sold and purchased in the denomination indicated in, and in accordance with the provisions of, the Transaction Documents (in particular in accordance with the selling restrictions set forth in the prospectus contained in the Registration Statement (the Registration Statement Prospectus);

3.7.	register(s) of the Notes will be maintained at the registered office of the Lux Issuer;

3.8.	the Articles are in full force and effect, and have not been amended, rescinded, revoked or declared null and void since the dates referred to in Schedule 3;

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3.9.	the Management Resolutions and the Supervisory Resolutions are in full force and effect, have not been amended, rescinded, revoked or declared null and void since the dates referred in Schedule 3;

3.10.	the information contained in the Excerpts and the RCS Certificates is true and accurate at the date of this Opinion;

3.11.	each of the parties to the Transaction Documents, other than the Companies (the Other Parties and, together with the Companies, the Parties) has the capacity, power and authority to enter into and execute the Transaction Documents (and any documents in connection therewith) and to perform its obligations thereunder;

3.12.	all internal corporate or other authorisation procedures required for the execution and performance by the Other Parties of the Transaction Documents (and any documents in connection therewith) have been fulfilled;

3.13.	each of the Other Parties is a company duly incorporated and validly existing under the laws of the jurisdiction of its place of incorporation, registered office and place of central administration, as the case may be;

3.14.	the due compliance with all requirements (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, registrations and notifications and the payment of stamp duties and other taxes) under any laws (other than Luxembourg law) in connection with the execution and performance of the Transaction Documents (and any documents in connection therewith);

3.15.	there are no provisions in the laws of any jurisdiction outside Luxembourg, which would adversely affect, or otherwise have any negative impact on this Opinion;

3.16.	all obligations of the Parties under the Transaction Documents are legal, valid, binding upon, and enforceable against the Parties as a matter of all relevant laws (other than Luxembourg law), and in particular, their expressed governing law (other than Luxembourg law);

3.17.	the choice of law to govern the Transaction Documents and the Notes and the submission by the Parties to the courts referred to in the Transaction Documents and the Notes with regard to any disputes under the Transaction Documents and the Notes is valid and binding under the laws of any applicable jurisdiction (other than Luxembourg) and such choice of law and submission to jurisdiction would be recognised and given effect by the courts of any jurisdiction (other than Luxembourg);

3.18.	all payments and transfers made by, on behalf of, or in favour of, the Companies are made at arm’s length;

3.19.	the entry into and the performance by the Companies of the Transaction Documents and the assumption of the obligations under the Notes by Lux Issuer are in the corporate interest of the Companies and Lux Issuer;

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3.20.	each of the Parties entered into and will perform its obligations under the Transaction Documents in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory laws or regulations of any jurisdiction; and

3.21.	the absence of any other arrangements or agreements between the Parties, which would modify or supersede the terms of the Transaction Documents.

4.	Opinion

Based upon the assumptions made above and subject to the qualifications set out below and any matters not disclosed to us, we are of the following opinion:

4.1.	Status

BPH III and Evergreen are private limited liability companies (sociétés à responsabilité limitée), duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration.

BPH I and Lux Issuer are public limited liability companies (sociétés anonymes), duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration.

Based on the RCS Certificates, no judicial decisions in respect of bankruptcy (faillite), composition with creditors (concordat), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) pertaining to the Companies have been registered with the RCS.

4.2.	Corporate power and authority

The Companies (i) have the corporate power and capacity to enter into, execute the Transaction Documents and to perform the obligations expressed to be assumed by them thereunder, (ii) have taken all corporate action necessary to authorise the execution and performance of the Transaction Documents and (iii) have duly executed the Transaction Documents.

4.3.	No conflict with laws

The execution and performance by the Companies of the Transaction Documents do not result in any violation of (i) the Articles or (ii) any laws, rules and regulations in Luxembourg.

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4.4.	Consents

The execution and performance by the Companies of the Transaction Documents do not require any authorisation or approval from, action by, notice to or filing with, any government, administration or other authority or court in Luxembourg.

4.5.	Qualification to do business

It is not necessary, (i) in order to enable the Trustee or the Purchasers (as defined in the Transaction Documents) to enforce their rights under the Transaction Documents or (ii) by reason of the entry into, execution or performance of the Transaction Documents by the Trustee or the Purchasers, that the Trustee or the Purchasers be licensed or qualified to carry on business in Luxembourg.

5.	Qualifications

This Opinion is subject to the following qualifications:

5.1.	Our Opinion is subject to all limitations by reasons of bankruptcy (faillite), insolvency, moratorium, controlled management (gestion contrôlée), suspension of payments (sursis de paiement), court ordered liquidation or reorganisation and any similar Luxembourg or foreign proceedings affecting the rights of creditors generally (Insolvency Proceedings).

5.2.	Where any obligations are to be performed under a foreign law, they may be unenforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction.

5.3.	Certain creditors of an insolvent party have rights to preferred payments arising by operation of law, some of which may supersede the right to payment of secured creditors. This includes in particular the rights relating to fees and costs of the insolvency official as well as any legal costs, the rights of employees to certain amounts of salary, the rights of the Treasury and certain assimilated parties (namely social security bodies), as well as certain other rights, which preferences may extend to all or part of the assets of the insolvent party. This general privilege takes in principle precedence over the privilege of pledgees and other secured creditors in respect of pledged assets.

5.4.	Powers of attorney, mandates (mandats) or appointments of agents may terminate by law and without notice upon the occurrence of Insolvency Proceedings and may be revoked despite their being expressed to be irrevocable.

5.5.	Any provision allowing the conversion of claims between currencies would be unenforceable in case of Insolvency Proceedings, where claims have generally to be converted at the rate in force at the day of opening of the Insolvency Proceedings; any indemnities due to currency conversions may be unenforceable if such conversions are carried out further to mandatory provisions of Luxembourg insolvency laws; and any indemnity obligations which purport to continue after the opening of Insolvency Proceedings may be unenforceable to that extent.

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5.6.	We express no opinion as to whether any provision of the Transaction Documents conferring a right of set-off, of subrogation, a preferential payment right or a right of payment before due date or similar rights would be effective against a bankruptcy receiver, liquidator, or a creditor.

5.7.	Our opinion that the Companies are validly existing is based on the Articles, the Excerpts and the RCS Certificates (which confirm in particular that no judicial decisions in respect of bankruptcy (faillite), composition with creditors (concordat), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) pertaining to the Companies have been registered with the RCS). The Articles, the Excerpts and the RCS Certificates are, however, not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, an arrangement with creditors proposed or approved or any other Insolvency Proceedings commenced.

5.8.	Corporate documents may not be available at the RCS and the clerk’s office of the Luxembourg district court forthwith upon their execution and filing and there may be a delay in the filing and publication of the documents or notices related thereto.

5.9.	The registration of the Transaction Documents and the Notes (and any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required in the case of legal proceedings before Luxembourg courts or in the case that the Transaction Documents and the Notes (and any document in connection therewith) must be produced before an official Luxembourg authority (autorité constituée). A nominal registration duty or an ad valorem duty may be payable, depending on the nature of the document to be registered. The Luxembourg courts or the official Luxembourg authority may require that the Transaction Documents and the Notes (and any document in connection therewith) and any judgment obtained in a foreign court be translated into French or German.

5.10.	We express no opinion as to tax laws or regulations or the tax consequences of the transactions contemplated by the Transaction Documents. No opinion is given as to whether the performance of the Transaction Documents (or any documents in connection therewith) would cause any debt/equity ratios possibly agreed with the Luxembourg tax authorities to be exceeded or as to the consequences thereof.

5.11.	Except for the opinions expressed herein, no opinion is given in relation to the accuracy of any representation or warranty given by, or concerning, any of the Parties, or whether such Parties have complied with any covenant, undertaking, terms or conditions given by or binding upon them.

5.12.	Interest may not accrue on interest that is due on capital, unless such interest has been due for at least one year and subject to the conditions set forth in article 1154 of the Luxembourg Civil Code.

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5.13.	No opinion is expressed as to the validity and enforceability of provisions whereby interest on overdue amounts or other payment obligations shall continue to accrue or subsist after judgement.

5.14.	A provision granting to a party the right to determine at its discretion its own commitments (one-sided clause) is void and any provision according to which certain calculations, determinations and certifications are conclusive and binding may be set aside by a Luxembourg court if they are reached on an arbitrary or unreasonable basis, or are manifestly inaccurate or fraudulent.

5.15.	Certain obligations may not be the subject of specific performance pursuant to court orders, but may result only in damages.

5.16.	Any provision for the granting of damages (such as penalty clauses) and any provisions granting to a party the right to recover its enforcement and other legal costs and expenses may not necessarily be given effect by a Luxembourg court.

5.17.	The question as to whether any provision of the Transaction Documents, which is or becomes invalid on account of illegality, may be severed from the other provisions of the Transaction Documents may be determined by the Luxembourg courts at their discretion.

5.18.	Claims may become barred under applicable statutes of limitation and may be subject to defences of set-off or counter-claims.

5.19.	Contractual limitations of liability provisions are not enforceable in case of gross negligence or wilful misconduct.

5.20.	With respect to the validity and enforceability (under Luxembourg law) of subordination provisions such as the ones contained in the Transaction Documents, it is our view that Luxembourg courts would, in order to assess the validity and enforceability of the subordination provisions, in principle turn to Luxembourg case law (District Court of Luxembourg, May 15, 1998, n. 338/98) and Luxembourg legal doctrine, according to which subordination provisions contained in an agreement are legal, valid and enforceable as between the parties to such agreement, but not vis-à-vis third parties, which are not party thereto.

5.21.	A provision pursuant to which a party waives its rights to institute bankruptcy proceedings against a Company may not necessarily be given effect by a Luxembourg court.

5.22.	A contractual provision allowing the service of process against the Companies to any other party appointed to such effect could be overridden by Luxembourg statutory provisions allowing the valid service of process against the Companies in accordance with applicable laws at its registered office.

5.23.	The provisions of the jurisdiction clause in the Transaction Documents whereby the taking of proceedings in one ore more jurisdictions shall not preclude the taking of proceedings in any

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other jurisdiction, whether concurrently or not, may be unenforceable in a Luxembourg court. If proceedings were previously commenced between the same parties and on the same grounds as the proceedings in Luxembourg, a plea of pendency might be opposed in the Luxembourg court and proceedings either stayed pending the termination of the proceedings abroad or dismissed, as the case may be.

5.24.	Luxembourg courts would not apply a foreign law if the choice of such foreign law was not made bona fide and if:
a.	the foreign law was not pleaded and proved; or

b.	if pleaded and proved, such foreign law was contrary to mandatory Luxembourg laws or manifestly incompatible with Luxembourg international public policy rules.
5.25.	Notwithstanding the foreign jurisdiction clause, Luxembourg courts would in principle, have jurisdiction for any conservatory or provisional action in connection with assets located in Luxembourg and such action would be governed by Luxembourg law.

5.26.	Any judgment awarded in the courts of Luxembourg may be expressed in a currency other than the euro or the euro equivalent at the time of judgment or payment. However, any obligation to pay a sum or money in any currency other than the euro will be enforceable in Luxembourg in terms of the euro only.

5.27.	Periods of grace for the performance of its obligations may be granted by the courts of Luxembourg to a debtor who has acted in good faith.

5.28.	We express no opinion whatsoever regarding the security interests created under the Transaction Documents.

5.29.	Pursuant to Article 84 of the Luxembourg law dated August 10, 1915, on commercial companies, as amended (the) (which contains a reference to Article 43 of the Law on Commercial Companies), any Law on Commercial Companies holder of a registered note has the right to request the conversion of such note into a bearer note at his own expense, except where this right is expressly excluded in the articles of association of the issuer. To the extent that the laws of Luxembourg are applicable, the transfer of the title of a registered note will be governed by Article 84 of the Law on Commercial Companies, that provides that title to a registered Note passes by way of registration of the transfer of title in the register of noteholders, to be held at the registered office of the issuer.

5.30.	The determination of the place where a company has its central administration/centre of main interests (COMI) is a question of fact, which may change from time to time. Preamble 13 of the EU Insolvency Regulation states that the COMI of a debtor should correspond to the place where the debtor conducts the administration of its interests on a regular basis and “is therefore ascertainable by third parties.” In the Eurofood IFSC Limited decision by the European Court of Justice (ECJ), the ECJ restated the presumption in the EU Insolvency Regulation that the place of a company’s registered office is presumed to be the company’s

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COMI and stated that the presumption can only be rebutted if factors which are both objective and ascertainable by third parties enable it to be established that an actual situation exists which is different from that which locating it at the registered office is deemed to reflect.

5.31.	The determination of the governing law and the recognition of trusts by Luxembourg courts (whether or not one or more elements of the trust relationship or trust assets are located in Luxembourg) will be made in accordance with the Convention of July 1, 1985 on the law applicable to trusts and their recognition (ratified by the Luxembourg law of July 27, 2003 on trust and fiduciary contracts (the Hague Convention), to the extent the relevant trust falls within its scope of application. The law chosen by the parties will in principle be recognised as governing law, and the effects of the trust (in particular, the segregation of trust assets) will be recognised in accordance with the Hague Convention, subject to the exceptions established therein, including the non-recognition of the chosen governing law if the situation has a closer link with another jurisdiction which does not recognise trusts, the application of mandatory laws of Luxembourg and other jurisdictions in the matters referred to in article 15 of the Hague Convention and the general exception of public order.

5.32.	Luxembourg companies which issue debt securities or derivative instruments in order to finance the activities of their affiliated companies have to comply with the reporting obligations laid down in the Regulation of the “Banque Centrale du Luxembourg” 2011/No.8 of April 29, 2011.

6.	Miscellaneous

6.1	This Opinion is as of this date and is given on the basis of the laws of Luxembourg in effect and as published, construed and applied by the Luxembourg courts, as of such date. We undertake no obligation to update it or to advise of any changes in such laws or their construction or application after the date of effectiveness of the Registration Statement. We express no opinion, nor do we imply any opinion, as to any laws other than the laws of Luxembourg.

6.2	This Opinion is strictly limited to the Transaction Documents and the matters expressly set forth therein. No other opinion is, or may be, implied or inferred therefrom.

6.3	Luxembourg legal concepts are expressed in English terms, which may not correspond to the original French or German terms relating thereto. We accept no liability for omissions or inaccuracies attributable to the use of English terms.

6.4	This Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any actions or claims in relation to it can be brought exclusively before the Luxembourg courts.

6.5	We understand that you will rely as to matters of Luxembourg law, as applicable, upon this Opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (Debevoise) will rely as to matters of Luxembourg law, as applicable, upon this Opinion in connection with an opinion to be rendered by it on the date

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hereof relating to the Companies. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Luxembourg law, as applicable, upon this Opinion.

6.6	We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Yours faithfully,

Loyens & Loeff
Avocats à la Cour

/s/ Thierry Lohest	/s/ Vassiliyan Zanev
Thierry Lohest	Vassiliyan Zanev
Avocat	Avocat à la Cour

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SCHEDULE 1
List of Addressees

1.	Reynolds Group Holdings Limited Level Nine 148 Quay Street New Zealand Auckland 1140

2.	Reynolds Group Issuer Inc. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

3.	Reynolds Group Issuer LLC c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101, Dover, Delaware 19904

4.	the Companies

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SCHEDULE 2
List of Transaction Documents
Documents in respect of the 7.75% Senior Secured Notes due 2016, issued on November 5, 2009
1.	7.75% Senior Secured Notes due 2016 Indenture, dated as of November 5, 2009, among Reynolds Group DL Escrow Inc., Reynolds Group Escrow LLC, certain additional note guarantors listed thereto, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent (the 2009 Indenture);

2.	First Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of November 5, 2009, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the First Supplemental to the 2009 Identure);

3.	Second Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of December 2, 2009, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Second Supplemental to the 2009 Identure);

4.	Third Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of January 29, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Third Supplemental to the 2009 Identure);

5.	Fourth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of February 2, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, and Closure Systems International Americas, Inc., as additional guarantor and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Fourth Supplemental to the 2009 Identure);

6.	Fifth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of February 25, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, Closure Systems International (Hong Kong) Limited and SIG Combibloc Limited, as additional guarantors and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fifth Supplemental to the 2009 Identure);

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7.	Sixth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of March 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Sixth Supplemental to the 2009 Identure);

8.	Seventh Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of March 30, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Seventh Supplemental to the 2009 Identure);

9.	Eighth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of May 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, Evergreen, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eighth Supplemental to the 2009 Identure);

10.	Ninth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of June 17, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, Whakatane Mill Australia Pty. Limited, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and original collateral agent and Wilmington Trust (London) Limited as additional collateral agent, dated June 17, 2010 (the Ninth Supplemental to the 2009 Identure);

11.	Tenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016, dated as of September 1, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Tenth Supplemental to the 2009 Identure);

12.	Eleventh Supplemental Indenture to the 7.75% Senior Secured Notes due 2016, dated as of November 9, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eleventh Supplemental to the 2009 Identure);

13.	Twelfth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and

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collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, dated November 16, 2010 (the Twelfth Supplemental to the 2009 Identure);

14.	Thirteenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, dated November 16, 2010 (the Thirteenth Supplemental to the 2009 Identure);

15.	Fourteenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fourteenth Supplemental to the 2009 Identure);

16.	Fifteenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016, dated as of March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fifteenth Supplemental to the 2009 Identure);

17.	Sixteenth Supplemental Indenture to to the 7.75% Senior Secured Notes due 2016 dated April 19, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Sixteenth Supplemental to the 2009 Indenture);

18.	Seventeenth Supplemental Indenture to the to the 7.75% Senior Secured Notes due 2016 dated May 2, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Seventeenth Supplemental to the 2009 Indenture);

19.	Eighteenth Supplemental Indenture to the to the 7.75% Senior Secured Notes due 2016 dated August 9, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Eighteenth Supplemental to the 2009 Indenture);

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20.	Nineteenth Supplemental Indenture to the to the 7.75% Senior Secured Notes due 2016 dated August 19, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Nineteenth Supplemental to the 2009 Indenture);

21.	Twentieth Supplemental Indenture to the to the 7.75% Senior Secured Notes due 2016 dated September 8, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Twentieth Supplemental to the 2009 Indenture);

22.	Twenty-first Supplemental Indenture to the to the 7.75% Senior Secured Notes due 2016 dated October 14, 2011 and entered into by, inter alia, BPH I, Lux Issuer, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and the guarantors party thereto (the Twenty-first Supplemental to the 2009 Indenture);
Documents in respect of the 8.50% Senior Secured Notes due 2018, issued on May 4, 2010
23.	8.50% Senior Notes due 2018 Indenture, dated as of May 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, Evergreen, certain additional note guarantors listed thereto, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent (the May 2010 Indenture);

24.	First Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of June 17, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, Whakatane Mill Australia Pty. Limited and The Bank of New York Mellon, as trustee (the First Supplemental to the May 2010 Identure);

25.	Second Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of August 27, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, as paying agent (the Second Supplemental to the May 2010 Identure);

26.	Third Supplemental Indenture to the 8.50% Senior Notes due 2018 Identure, dated as of September 1, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee (the Third Supplemental to the May 2010 Identure);

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27.	Fourth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of November 9, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee (the Fourth Supplemental to the May 2010 Identure);

28.	Fifth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Fifth Supplemental to the May 2010 Identure);

29.	Sixth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Sixth Supplemental to the May 2010 Identure);

30.	Seventh Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Seventh Supplemental to the May 2010 Identure);

31.	Eighth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of March 2, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eighth Supplemental to the May 2010 Identure);

32.	Ninth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of April 19, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Ninth Supplemental to the May 2010 Identure);

33.	Tenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of May 2, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Tenth Supplemental to the May 2010 Identure);

34.	Eleventh Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of August 5, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New

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York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eleventh Supplemental to the May 2010 Identure);

35.	Twelfth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of August 9, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Twelfth Supplemental to the May 2010 Identure);

36.	Thirteenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of August 19, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Thirteenth Supplemental to the May 2010 Identure);

37.	Fourteenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of September 8, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Fourteenth Supplemental to the May 2010 Identure);

38.	Fifteenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of October 14, 2011 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Fifteenth Supplemental to the May 2010 Identure);
Documents in respect of the 7.125% Senior Secured Notes due 2019, issued on October 15, 2010
39.	7.125% Senior Secured Notes due 2019 Indenture, dated as of October 15, 2010, among RGHL Us Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the October 2010 Identure);

40.	First Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, Evergreen, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the First Supplemental to the October 2010 Identure);

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41.	Second Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the Second Supplemental to the October 2010 Identure);

42.	Third Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the Third Supplemental to the October 2010 Identure);

43.	Fourth Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the Fourth Supplemental to the October 2010 Identure);

44.	Fifth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of January 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fifth Supplemental to the October 2010 Identure);

45.	Sixth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Sixth Supplemental to the October 2010 Identure);

46.	Seventh Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of April 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Seventh Supplemental to the October 2010 Identure);

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47.	Eighth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eighth Supplemental to the October 2010 Identure);

48.	Ninth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of August 5, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Ninth Supplemental to the October 2010 Identure);

49.	Tenth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Tenth Supplemental to the October 2010 Identure);

50.	Eleventh Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of August 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eleventh Supplemental to the October 2010 Identure);

51.	Twelfth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Twelfth Supplemental to the October 2010 Identure);

52.	Thirteenth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Thirteenth Supplemental to the October 2010 Identure);

53.	Fourteenth Supplemental Indenture to the 7.125% Senior Secured Notes due 2019, Indenture, dated as of October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar

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and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fourteenth Supplemental to the October 2010 Identure);
Documents in respect of the 9.0000% Senior Notes due 2019 issued on October 15, 2010
54.	9.000% Senior Notes due 2019 Indenture, dated as of October 15, 2010, among RGHL Us Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the October 2010 Second Identure);

55.	First Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, Evergreen, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the First Supplemental to the October 2010 Second Identure);

56.	Second Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Second Supplemental to the October 2010 Second Identure);

57.	Third Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Third Supplemental to the October 2010 Second Identure);

58.	Fourth Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Fourth Supplemental to the October 2010 Second Identure);

59.	Fifth Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of January 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the Fifth Supplemental to the October 2010 Second Identure);

60.	Sixth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York

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Mellon, as trustee, principal paying agent, transfer agent and registrar (the Sixth Supplemental to the October 2010 Second Identure);

61.	Seventh Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of April 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Seventh Supplemental to the October 2010 Second Identure);

62.	Eighth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eighth Supplemental to the October 2010 Second Identure);

63.	Ninth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of August 5, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Ninth Supplemental to the October 2010 Second Identure);

64.	Tenth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Tenth Supplemental to the October 2010 Second Identure);

65.	Eleventh Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of August 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eleventh Supplemental to the October 2010 Second Identure);

66.	Twelfth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Twelfth Supplemental to the October 2010 Second Identure);

67.	Thirteenth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Thirteenth Supplemental to the October 2010 Second Identure);

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68.	Fourteenth Supplemental Indenture to the 9.000% Senior Notes due 2019, dated as of October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Fourteenth Supplemental to the October 2010 Second Identure);
Documents in respect of the 6.875% Senior Secured Notes due 2021 issued on February 1, 2011
69.	6.875% Senior Secured Notes due 2021 Indenture, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, Evergreen, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent (the February 2011 First Indenture);

70.	First Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the First Supplemental to the February 2011 First Indenture);

71.	Second Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Second Supplemental to the February 2011 First Indenture);

72.	Third Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Third Supplemental to the February 2011 First Indenture);

73.	Fourth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated April 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fourth Supplemental to the February 2011 First Indenture);

74.	Fifth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux

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Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Fifth Supplemental to the February 2011 First Indenture);

75.	Sixth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated June 7, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Sixth Supplemental to the February 2011 First Indenture);

76.	Seventh Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated August 5, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Seventh Supplemental to the February 2011 First Indenture);

77.	Eighth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eighth Supplemental to the February 2011 First Indenture);

78.	Ninth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated August 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Ninth Supplemental to the February 2011 First Indenture);

79.	Tenth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Tenth Supplemental to the February 2011 First Indenture);

80.	Eleventh Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Eleventh Supplemental to the February 2011 First Indenture);

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81.	Twelfth Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent (the Twelfth Supplemental to the February 2011 First Indenture);
Documents in respect of the 8.250% Senior Notes due 2021 issued on February 1, 2011
82.	8.250% Senior Notes due 2021 Indenture, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, BPH III, Evergreen, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent (the February 2011 Second Indenture);

83.	First Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the First Supplemental to the February 2011 Second Indenture);

84.	Second Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Second Supplemental to the February 2011 Second Indenture);

85.	Third Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Third Supplemental to the February 2011 Second Indenture);

86.	Fourth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated April 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Fourth Supplemental to the February 2011 Second Indenture);

87.	Fifth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York

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Mellon, as trustee, principal paying agent, transfer agent and registrar (the Fifth Supplemental to the February 2011 Second Indenture);

88.	Sixth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated June 7, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Sixth Supplemental to the February 2011 Second Indenture);

89.	Seventh Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated August 5, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Seventh Supplemental to the February 2011 Second Indenture);

90.	Eighth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated August 9, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eighth Supplemental to the February 2011 Second Indenture);

91.	Ninth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated August 19, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Ninth Supplemental to the February 2011 Second Indenture);

92.	Tenth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Tenth Supplemental to the February 2011 Second Indenture);

93.	Eleventh Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Eleventh Supplemental to the February 2011 Second Indenture);

94.	Twelfth Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Twelfth Supplemental to the February 2011 Second Indenture);

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Documents in respect of the 7.875% Senior Secured Notes due 2019 issued on August 9, 2011
95.	7.875% Secured Senior Notes due 2019 Indenture, dated as of August 9, 2011, among the Escrow Issuers (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent (the August 2011 First Identure);

96.	First Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the First Supplemental to the August 2011 First Indenture);

97.	Second Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Second Supplemental to the August 2011 First Indenture);

98.	Third Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Third Supplemental to the August 2011 First Indenture);
Documents in respect of the 9.875% Senior Notes due 2019 issued on August 9, 2011
99.	9.875% Senior Notes due 2019 Indenture, dated as of August 9, 2011, among the Escrow Issuers (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent (the August 2011 Second Indenture and, together with the 2009 Indenture, the May 2010 Indenture, the October 2009 First Indenture, the October 2009 Second Indenture, the February 2011 First Indenture, the February 2011 Second Indenture and the August 2011 First Indenture, the Indentures);

100.	First Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the First Supplemental to the August 2011 Second Indenture);

101.	Second Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York

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Mellon, as trustee, principal paying agent, transfer agent and registrar (the Second Supplemental to the August 2011 Second Indenture); and

102.	Third Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated October 14, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Lux Issuer, BPH I, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the Third Supplemental to the August 2011 Second Indenture).

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SCHEDULE 3
List of corporate documents
1.	the consolidated text of the articles of association of Lux Issuer, as amended for the last time on November 16, 2010, as drawn up by Maître Henri Hellinckx, Notary in Luxembourg (the Articles 1);

2.	the consolidated text of the articles of association of BPH I, as amended for the last time on July 25, 2007, as drawn up by Maître Joseph Elvinger, Notary in Luxembourg (the Articles 2);

3.	the consolidated text of the articles of association of BPH III, as amended for the last time on May 8, 2007, as drawn up by Maître Henri Hellinckx, Notary in Luxembourg (the Articles 3);

4.	the articles of association of Evergreen, as enacted in the notarial deed of incorporation dated April 15, 2010 drawn up by Maître Henri Hellinckx, Notary in Luxembourg (the Articles 4 and, together with the Articles 1, the Articles 2 and the Articles 3, the Articles);

5.	the circular resolutions of the board of directors of Lux Issuer dated October 16, 2009, October 30, 2009, February 16, 2010, April 26, 2010, October 1, 2010, January 26, 2011, June 10, 2011, July 19, 2011 and August 29, 2011 (the Management Resolutions 1);

6.	the circular resolutions of the board of management of BPH I dated October 16, 2009, October 28, 2009, February 16, 2010, April 27, 2010, October 1, 2010, January 25, 2011, June 10, 2011, July 19, 2011 and August 29, 2011 (the Management Resolutions 2);

7.	the circular resolutions of the board of managers of BPH III dated October 16, 2009, October 28, 2009, February 16, 2010, April 28, 2010, October 1, 2010, January 25, 2011, June 10, 2011 and July 19, 2011 (the Management Resolutions 3);

8.	the circular resolutions of the board of managers of Evergreen dated April 27, 2010, October 1, 2010, January 25, 2011, June 10, 2011 and July 19, 2011 (the Management Resolutions 4 and, together with the Management Resolutions 1, the Management Resolutions 2 and the Management Resolutions 3, the Management Resolutions);

9.	the circular resolutions of the supervisory board of BPH I dated October 15, 2009, October 28, 2009, February 16, 2010, April 27, 2010, September 30, 2010, January 25, 2011, June 10, 2011, July 19, 2011 and August 29, 2011 (the Supervisory Resolutions);

10.	the excerpts pertaining to the Companies delivered by the RCS, dated January 20, 2012 (the Excerpts); and

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11.	the certificates of absence of judicial decisions (certificats de non-inscription d’une décision judiciaire) pertaining to the Companies, delivered by the RCS, dated January 20, 2012 with respect to the situation of the Companies as at January 19, 2012 (the RCS Certificates).

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